UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2015

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DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53680	20-8380461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

 (Address of principal executive offices) (Zip Code)

(888) 404-7770

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 1, 2015, Mark Wolfson, age 61, retired as director of DS Healthcare Group, Inc. (the “Company”). Mr. Wolfson was a member of the Company’s audit committee, nominating committee, and corporate governance committee. Mr. Wolfson has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Wolfson has been furnished with a copy of this 8-K and will be given an opportunity to respond; any response will be filed as an amendment hereto.

Effective August 1, 2015, the Board of Directors (the “Board”) of the Company appointed Dianne Rosenfeld to fill the recently created vacancy on the Company’s board. Ms. Rosenfeld shall serve as a member of the board and hold office until the next election of directors by stockholders and until her successor is elected and qualified or until her earlier resignation or removal. Ms. Rosenfeld shall also serve on the Company’s audit committee, nominating committee, and corporate governance committee.

The Company has agreed to issue Ms. Rosenfeld 15,000 shares of restricted common stock for serving on the board. Such shares shall vest in four (4) equal tranches at the end of each fiscal quarter for the period of twelve (12) months from her date of appointment.

Dianne Rosenfeld, age 51, has over 25 years’ experience in the beauty industry. She worked her way up the chain of command at Heidi's Salon from District Manager to Chief Operation Officer to President and Partner. In her career at Heidi’s, Ms. Rosenfeld was instrumental in the Company’s explosive growth over the course of 14 years, culminating in a highly profitable sale in 1999. More recently, Ms. Rosenfeld worked as the Chief Operations Officer of Georgette Klinger, increasing the Company’s revenue by $8 million dollars over a period of nine months. Currently, Ms. Rosenfeld is a partner in a chain of seven salons in the South Florida market, with plans to open two more in the next 18 months. In addition to the foregoing, Ms. Rosenfeld is the Chief Branding Officer of Beauty Schools of America, which operates six schools throughout Miami and does $28 million in annual revenue combined.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Ms. Rosenfeld.

Related Party Transactions

With regard to both Ms. Rosenfeld, there are no related party transactions reportable under Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: August 4, 2015	By:	/s/ Daniel Khesin
Daniel Khesin
Chief Executive Officer and Chief Financial Officer